Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 17, 2014, by and among Alphatec Holdings, Inc., a Delaware corporation (the “Company”), and those lenders set forth on Schedule 1 to the Facility Agreement (as defined below) (each individually, a “Lender” and together, the “Lenders”).

WHEREAS:

A. In connection with the Facility Agreement by and among the parties hereto of even date herewith (the “Facility Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Lenders Warrants (as defined below) in the amount described in the Facility Agreement, where each of the Warrants is exercisable into shares of the Company’s common stock, $0.0001 value per share (the “Common Stock”), each upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants, all subject to the terms and conditions of the Facility Agreement; and

B. To induce the Lenders to execute and deliver the Facility Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws,

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lenders hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any Registration Statements that may be required pursuant to Section 2(a)(ii), (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the twentieth (20th) day following the date on which the Company first knows that such additional Registration Statement is required; provided, however, if the Additional Filing Deadline would otherwise fall more than forty-five (45) days, but less than ninety-one (91) days, after the end of the Company’s most recent fiscal year and the Company is unable to comply with the Additional Filing Deadline solely as a result of the unavailability of audited financial statements for such fiscal year then required to be included in such Registration Statement, the Additional Filing Deadline shall be extended until the first business day (for purposes of this Agreement, “business day” means days on which banks are open for business in The City of New York) following the earlier to occur of (1) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (2) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC.

(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) that may be required to be filed pursuant to Section 2(a)(ii), the thirtieth (30th) day following (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the fortieth (40th) day following the date on which the Company first knows that such additional Registration Statement(s) is required; provided, however, if the applicable Additional Filing Deadline is extended due to the proviso contained in Section 1(a)(i) above, then such Additional Registration Deadline shall be extended until the thirtieth (30th) or fortieth (40th) day, as the case may be, following the Additional Filing Deadline, as so extended, and provided, further, that if, following the filing date but before the date that the Additional Registration Statement is declared effective by the SEC, the Company is unable to file a pre-effective amendment to the Additional Registration Statement that is required in order to cause such Additional Registration Statement to become effective because such amendment would otherwise be filed more than forty-five

(45) days, but less than ninety-one (91) days, after the end of the Company’s last fiscal year and the audited financial statements for such year then required to be included in such Registration Statement are unavailable, the Additional Registration Deadline shall be the date that is the later of (a) thirty (30) days after the earlier of (1) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (2) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC, and (b) sixty (60) days after the Registration Statement is filed.

(iii) “Buyer” means any Lender and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor statute.

(v) “Filing Deadline,” for (1) in the case of the Registration Statement required to be filed hereunder with respect to the first Warrant issued under the Facility Agreement, shall mean a date that is forty-five (45) calendar days following the date such Warrant is issued, (2) in the case of any other Registration Statement required to be filed hereunder other than pursuant to Section 2(a)(ii), shall mean a date that is twenty (20) calendar days following the date the applicable Warrant is issued and, (3) in the case of Section 2(a)(ii) shall mean the Additional Filing Deadline; provided however, if the Filing Deadline (other than the deadline referred to in clause (1) of this definition) would otherwise fall more than forty-five (45) days, but less than ninety-one (91) days, after the end of the Company’s most recent fiscal year and the Company is unable to comply with the Filing Deadline solely as a result of the unavailability of audited financial statements for such fiscal year then required to be included in such Registration Statement, the Filing Deadline shall be extended until the first business day following the earlier to occur of (a) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (b) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC.

(vi) “HPC Holders” has the meaning ascribed to the term “Holders” under the HPC Registration Rights Agreement.

(vii) “HPC Registrable Securities” has the meaning ascribed to the term “Registrable Securities” under the HPC Registration Rights Agreement.

(viii) “HPC Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 26, 2010, by and among the Company and the other signatories thereto, as the same may be amended from time to time.

(ix) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(x) “Registration Deadline” shall mean, other than for purposes of the Registration Statements required under Section 2(a)(ii), the earlier of (i) the date that is ninety (90) days after the date that the applicable Registration Statement is actually filed or (ii) the date that is ninety (90) days after the applicable Filing Deadline and, with respect to any Registration Statements required to be filed under Section 2(a)(ii), the Additional Registration Deadline; provided, however, that if, following the filing date but before the date that the Registration Statement is declared effective by the SEC, the Company is unable to file a pre-effective amendment to the Registration Statement that is required in order to cause such Registration Statement to become effective because such amendment would otherwise be filed more than forty-five (45) days, but less than ninety-one (91) days, after the end of the Company’s most recent fiscal year and the audited financial statements for such year then required to be included in such Registration Statement are unavailable, the Registration Deadline shall be the date that is forty-five (45) days after the earlier of (a) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (b) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC.

(xi) “Warrant(s)” means any warrants issued by the Company pursuant to the Facility Agreement.

(xii) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(xiii) “Registrable Securities,” for a given Registration, means (a) any shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of or otherwise pursuant to the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (b) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (c) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Warrants, (d) any other warrants or shares of Common Stock issuable pursuant to the terms of the Facility Agreement, the Warrants or this Registration Rights Agreement, and (d) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Securities will cease to be Registrable Securities when (A) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them; (B) they have been distributed to the public under a Registration or pursuant to Rule 144 under the Securities Act; or (C) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have any “stop transfer” instructions in effect.

(xiv) “Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) Following the date on which any Warrants are issued pursuant to the Facility Agreement (each, an “Issuance Date”), the Company shall use its best efforts to prepare, and, on or prior to the applicable Filing Deadline (as defined above) file with the SEC a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyers, which consent will not be unreasonably withheld) covering the resale of, and only of, the Registrable Securities issued on the applicable Issuance Date (as defined below) which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants issued on the Issuance Date, without regard to any limitation on the Buyers’ ability to exercise the Warrants, respectively. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval, which shall not be unreasonably withheld or delayed, of) the Buyers and their counsel prior to its filing or other submission.

(ii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a)(i) above, or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a registration statement relating to an offering of Common Stock for its own account or for the account of any other holder of its Common Stock (other than securities being registered on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, an exchange offer, or equity securities issuable in connection with stock option, employee stock purchase or other employee benefit plans or director plans) (a “Piggy-Back Eligible Registration Statement”), the Company shall send to each Buyer written notice of such determination and, if within ten (10) business days after the effective date of such notice, the Buyer shall so request in writing, the Company shall include in such Piggy-Back Eligible Registration Statement all or any part of such Buyer’s Registrable Securities the Buyer requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities or HPC Registrable Securities which may be included in the Piggy-Back Eligible Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Piggy-Back Eligible Registration Statement only such limited portion of the Registrable Securities and HPC Registrable Securities with respect to which the Buyer and HPC Holders has requested inclusion hereunder as the underwriter shall permit;

PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities or HPC Registrable Securities unless the Company has first excluded all outstanding securities to be sold for the account of any holder other than the Company of its Common Stock, the holders of which are not entitled by contract to inclusion of such securities in such Piggy-Back Eligible Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities or HPC Registrable Securities; and

PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities and HPC Registrable Securities shall be made pro rata amongst the holders of Registrable Securities and HPC Registrable Securities with holders of other securities having the contractual right to include such securities in the Piggy-Back Eligible Registration Statement other than holders of securities entitled to inclusion of their securities in such Piggy-Back Eligible Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which a Buyer is entitled to registration under this Section 2(b) is an underwritten offering, then such Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement and the underwriting agreement in such offering, on the same terms and conditions as other shares of Common Stock included in such underwritten offering (including, without limitation, execution of an agreement with the managing underwriter or placement agent limiting the sale or distribution such Buyer may make of shares of Common Stock or any securities convertible or exchangeable or exercisable for such shares of the Company, except as part of such registration). Notwithstanding anything to the contrary set forth herein, the registration rights of the Buyer pursuant to this Section 2(b) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall (i) use its best efforts to prepare promptly, and file with the SEC, as soon as practicable after each Issuance Date (but no later than the Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its reasonable commercial efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall use its reasonable commercial efforts to cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, and (ii) subject to Section 3(q) hereof, use its reasonable commercial efforts to keep the Registration Statement current and effective pursuant to Rule 415 of the Securities Act at all times until such date as the Registrable Securities registered thereunder cease to be Registrable Securities (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that such provision shall not apply to any information provided by a Buyer or any transferee of a Buyer pursuant to Section 4(a)).

b. The Company shall use its best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each Registration Statement current and effective at all times during the Registration Period, and, subject to Section 3(p) hereof, during such Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in each Registration Statement. In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of or otherwise pursuant to the Warrants, including, without limitation, any additional shares of Common Stock issued in connection with any anti-dilution provisions contained in the Warrants, without giving effect to any limitations on the Buyers’ ability to exercise the Warrants, the Company shall amend the Registration Statements, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on exercise contained in the Warrants or limitations on conversion or exercise) as of the Registration Trigger Date as soon as practicable, but in any event within thirty (30) days after the Registration Trigger Date (based on the Exercise Price (as defined in the Warrants) of the Warrants, and other relevant factors on which the Company reasonably elects to rely). The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within ninety (90) days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the NASDAQ Global Select Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

c. The Company shall furnish to each Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought or intends to seek confidential treatment or which relates to Company matters that are in the reasonable judgment of the Company not relevant to the Buyers’ interests with respect to the Registrable Securities), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer, although the Company may determine in its reasonable judgment to provide any such copies in electronic form only. The Company will promptly notify the Buyers by facsimile or email of the effectiveness of each Registration Statement or any post-effective amendment. The Company will respond to any and all comments received from the SEC as soon as reasonably practicable, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request requesting acceleration within two (2) business days of such request as soon as practicable, but no later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

d. The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyers shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

e. Subject to Section 3(q) hereof, as promptly as practicable after becoming aware of such event, the Company shall notify each Buyer who holds Registrable Securities of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its reasonable best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Buyer as such Buyer may reasonably request.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practical moment and to notify each Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Buyers to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Buyers’ own cost, a reasonable period of time prior to their filing with the SEC (not less than five (5) business days but not more than eight (8) business days) and use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose (so long as such comments are provided to the Company at least two (2) business days prior to the expected filing date) and will not request acceleration of such Registration Statement without prior notice to such counsel.

h. The Company shall hold in confidence and not make any disclosure of information concerning a Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning such Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Buyer prior to making such disclosure, and allow such Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange and, if not listed on a national exchange, to arrange for at least two market makers to register with Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities.

j. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

k. The Company shall cooperate with each Buyer who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Buyer may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Buyer may request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Buyer) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

l. At the reasonable request of a Buyer, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

m. The Company shall not, and shall not agree to, allow the holders of any securities of the Company, other than holders of Registrable Securities, to include any of their securities in any Registration Statement under Section 2(a) hereof or in any amendment or supplement thereto under Section 3(b) hereof without the consent of the Buyers. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof, or in any amendment or supplement thereto under Section 3(b) hereof without the consent of the Buyers.

n. [Reserved].

o. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

p. If required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q. Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay or suspend the effectiveness of any Registration Statement or the use of any prospectus forming a part of the Registration Statement, in its sole discretion, due to the existence of material, non-public information concerning the Company, the disclosure of which at the time is not in its best interest, in the good faith opinion of the Company (a “Grace Period”); provided, that the Company shall promptly notify each Buyer in writing of the existence of a Grace Period in conformity with the provisions of this Section 3(q) and the date on which the Grace Period will begin (such notice, a “Commencement Notice”); and, provided further, that no Grace Period shall exceed forty-five (45) days, and such Grace Periods shall not exceed an aggregate total of ninety (90) days during any 12-month period and no Grace Period shall commence within ten (10) days following the end of the previous Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date specified by the Company in the Commencement Notice and shall end on and include the date each Buyer receives written notice of the termination of the Grace Period by the Company (which notice may be contained in the Commencement Notice). The provisions of Sections 3(a)(ii), 3(b) and 3(e) hereof shall not be applicable during any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by Sections 3(a)(ii), 3(b) and 3(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

4. OBLIGATIONS OF THE BUYER. In connection with the registration of the Registrable Securities, each Buyer shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a Buyer that such Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement under which Registrable Securities will be registered, the Company shall notify each Buyer of the information the Company requires from such Buyer. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. A Buyer must provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Buyer elects to have any Registrable Securities included in the Registration Statement.

b. Each Buyer, by such Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

c. In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, the Buyer agrees to enter into and perform the Buyer’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

d. Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), 3(f) or 3(q), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) or notice from the Company of the termination of a Grace Period and, if so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

e. Each Buyer agrees that it will promptly notify the Company of any material changes in the information set forth in a Registration Statement furnished by or regarding such Buyer or its plan of distribution other than changes in the number of shares beneficially owned.

5. REGISTRATION FAILURE. In the event of a Registration Failure (as defined in the Warrants), the Buyers shall be entitled to Failure Payments (as defined in the Warrants) and such other rights as set forth in the Warrants.

6. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions allocable to the sale of any Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company (but not including fees and disbursements for counsel for any Buyer)shall be borne by the Company. All underwriting discounts and commissions allocable to the sale of any Registrable Securities and legal expenses incurred by any Buyer for review of any Registration Statement, shall be borne by the applicable Buyer.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each Person who controls any Buyer within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Buyer in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not apply (A)(i) to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, or (ii) to the extent due to the failure of any Buyer to timely deliver any prospectus, including any corrected prospectus, timely made available by the Company pursuant to Section 3(e) hereto; or (B) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 10.

b. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for the Buyer, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential material differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected in the reasonable judgment of the Buyers. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced in its ability to defend such action.

c. Each Buyer will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, agents of and each Person who controls the Company within the meaning of the Securities Act or the Exchange Act, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about a Buyer, where such information was furnished in writing to the Company by or on behalf of such Buyer for the purpose of inclusion in such Registration Statement. Such Buyer shall reimburse the Company Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyers, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that a Buyer shall be liable under this Section 7(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement.

d. Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against a Buyer under this Section 7, deliver to such Buyer a written notice of the commencement thereof, and such Buyer shall have the right to participate in, and, to the extent such Buyer so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Buyer and the Company Indemnified Person, as the case may be.

8. CONTRIBUTION. To the extent any indemnification by the Company or any Buyer is prohibited or limited by law, each of the Company and each Buyer agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard.

9. REPORTS UNDER THE 1934 ACT. With a view to making available to the Buyers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. so long as the Buyers own Registrable Securities, promptly upon request, furnish to the Buyers (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Buyer to any transferee of all or any portion of the Registrable Securities if: (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that the Company receives written notice from a Buyer that it has transferred all or any portion of its Registrable Securities pursuant to this Section, the Company shall have up to ten (10) days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415 of the Securities Act, and the commencement date of any Event of Failure (as defined in the Warrants) or Event of Default (as defined in the Warrants) under the Warrants caused thereby will be extended by ten (10) days.

Each Buyer shall at all times comply with the restrictions upon transfer contained in Section 8 of the Warrant, which provisions are hereby incorporated by reference and made a part hereof.

11. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities; provided, however, that if any waiver or amendment to the provisions of Section 2(b) of this Agreement materially and adversely affects the registration rights of the HPC Holders and does not materially and adversely affect the registration rights of the Buyers in the same manner, then such waiver or amendment shall require the consent of the HPC Holders holding at least a majority of the HPC Registrable Securities then held by all HPC Holders. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Buyers and the Company.

12. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Fax: (760)-431-9083

Attn: Ebun S. Garner, Esq., General Counsel and Senior Vice President

With copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Fax: (858) 523-5450

Attn: Matthew T. Bush, Esq.

If to a Buyer:

c/o Deerfield Mgmt, L.P.

780 Third Avenue, 37th Floor

New York, New York 10017

Fax: (212) 599-1248

Attn: James E. Flynn

With a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-8776

Attn:  Mark I. Fisher, Esq.

          Elliot Press, Esq.

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e. This Agreement, the Warrants and the Facility Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Warrants and the Facility Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and the provisions of Sections 7 and 8 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Buyers shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. In the event a Buyer shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

n. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: ALPHATEC HOLDINGS, INC.		BUYERS: DEERFIELD PRIVATE DESIGN FUND II, L.P.
By:	/s/ Michael O’Neill		By: Deerfield Mgmt, L.P., General Partner
Name:	Michael O’Neill		By: J.E. Flynn Capital, LLC, General Partner
Title:	Chief Financial Officer
		By:	/s/ David J. Clark
		Name:	David J. Clark
		Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]